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                                                                 EXHIBIT 3(a)(4)


                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         RELIANT ENERGY RESOURCES CORP.


        Reliant Energy Resources Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby adopts this Certificate of Amendment (this "Certificate of Amendment"), which amends its Certificate of Incorporation, as described below, and does hereby further certify that:

         1. The name of the Corporation is Reliant Energy Resources Corp.; and

         2. The Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the amendment to the Certificate of Incorporation as described herein, and the Corporation's sole stockholder duly adopted such amendment, all in accordance with the provisions of Sections 242 and 228 of the DGCL.

         3. The amendment to the Certificate of Incorporation effected by this Certificate of Amendment changes the name of the Corporation to CenterPoint Energy Resources Corp.

         4. The Certificate of Incorporation is hereby amended by deleting the text of Article I thereof in its entirety and replacing in lieu thereof the following:

                                   "ARTICLE I

       The name of the Corporation is CenterPoint Energy Resources Corp."

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed this 27th day of September, 2002.


                                          RELIANT ENERGY RESOURCES CORP.


                                          By:      /s/ Richard B. Dauphin
                                             -----------------------------------
                                          Name:    Richard B. Dauphin
                                          Title:   Assistant Secretary